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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the following Registration Statements on Form S-8 of Agilent Technologies, Inc. of our report dated November 20, 2000, except for Note 19 which is as of January 5, 2001, relating to the consolidated financial statements, which appears in this Form 10-K.

Registration Statement No. 333-91121

Registration Statement No. 333-35016

Registration Statement No. 333-38080

Registration Statement No. 333-38194

Registration Statement No. 333-47024

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

San Jose, California
January 16, 2001